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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):OCTOBER 17, 1996 (OCTOBER 9,
1996)


                              OUTDOOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-28256                86-0736400
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)


 2502 NORTH BLACK CANYON HIGHWAY, PHOENIX, ARIZONA                       85009
              (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code      (602) 246-9569


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS

         On October 9, 1996, the Registrant announced the public offering of $240 million principal amount of its 9 3/8% Senior Subordinated Notes due 2006 (the "Notes") and an over-allotment option to purchase up to an additional $10 million principal amount of Notes exercisable within thirty (30) days, subject to certain conditions. The terms and conditions of the Notes will be governed by that certain Indenture dated as of October 15, 1996 (the "Indenture") by and among the Registrant, its United States subsidiaries and The Bank of New York, as Trustee. A copy of the Indenture in the form executed is attached as Exhibit
99.1 to this Report and is incorporated by reference herein.

         CIBC Wood Gundy Securities Corp. and Alex. Brown & Sons Incorporated acted as underwriters (the "Underwriters") of the offering pursuant to an Underwriting Agreement dated October 9, 1996 (the "Underwriting Agreement") by and among the Registrant, its United States subsidiaries and the Underwriters. A copy of the Underwriting Agreement is attached as Exhibit 99.2 to this Report and is incorporated by reference herein.

         The Registrant's public offering of the $240 million principal amount of the Notes was consummated on October 15, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99.1. Indenture dated October 15, 1996 by and among the Registrant, its United States subsidiaries and The Bank of New York, as Trustee.

                  99.2. Underwriting Agreement dated October 9, 1996 by and among the Registrant, its United States subsidiaries and the Underwriters.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 17, 1996               OUTDOOR SYSTEMS, INC.


                                      By:     /s/  Bill M. Beverage
                                         -------------------------------------
                                           Name:        Bill M. Beverage
                                           Title:       Chief Financial Officer,
                                                        Treasurer and Secretary









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                                  EXHIBIT INDEX



EXHIBIT
NUMBER           DESCRIPTION

99.1. Indenture dated October 15, 1996 by and among the Registrant, its United States subsidiaries and The Bank of New York, as Trustee.

99.2. Underwriting Agreement dated October 9, 1996 by and among the Registrant, its United States subsidiaries and the Underwriters.




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